                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 30, 2003


                              OCULAR SCIENCES, INC.

               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                        0-22623                       94-2985696
        ---------------                ---------------                 ---------------
(State or Other Jurisdiction of
        Incorporation)            (Commission File Number)  (I.R.S. Employer Identification No.)

                        1855 GATEWAY BOULEVARD, SUITE 700
                            CONCORD, CALIFORNIA 94520
                    (Address of Principal Executive Offices)
                              --------------------

                                 (925) 969-7000

              (Registrant's telephone number, including area code)

                              --------------------
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ITEMS 9 AND 12. REGULATION FD DISCLOSURE AND DISCLOSURE OF RESULTS OF OPERATIONS
AND FINANCIAL CONDITION.

         The information in this Report, including the Exhibit 99.1 attached hereto, is furnished pursuant to Items 9 and 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

         On July 30, 2003, Ocular Sciences, Inc. (the "Company") announced its results of operations and financial condition as of and for the second quarter ended June 30, 2003 in a press release that is attached hereto as Exhibit 99.1.

         The Company's earnings release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

         Adjusted net income and earnings per share data is presented in the earnings release. The net income and earnings per share data is adjusted to exclude restructuring charges that impacted the Company's results of operations. Specifically, the Company has excluded restructuring charges associated with the manufacturing transition program announced in December 2002 that the Company expects to complete in 2004. The Company's management uses this information excluding these charges in evaluating results of the continuing operations of the Company and believes that this information provides investors with valuable insight into the underlying results of operations of the Company and facilitates comparison between the Company and other companies.

Exhibits

The following exhibit is furnished as part of this Report:

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
         No.               Exhibit
         ---               -------
         99.1              Press Release dated July 30, 2003.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2003
                                     OCULAR SCIENCES, INC.


                                     By:  /s/ Seth Halio
                                          ------------------------------
                                           Seth Halio
                                           Controller